Exhibit 99.1

News

January 28, 2014	Analyst Contact: Media Contact:	T.D. Eureste 918-588-7167 Brad Borror 918-588-7582

ONEOK Announces Early Tender Offer Results and Final Pricing

Tender Offer Remains Subject to $150 Million Maximum Amount

TULSA, Okla. – Jan. 28, 2014 – ONEOK, Inc. (NYSE: OKE) today announced that approximately $550.4 million in notes have been tendered validly by the early tender time, 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, and final pricing terms for the tender offers have been set as part of its previously announced offer to purchase outstanding notes.

The original cash tender offer to purchase its outstanding 4.25 percent notes due 2022 and its 6.0 percent notes due 2035, up to a maximum payment amount of $150 million, excluding accrued and unpaid interest, was made Jan. 13, 2014. All terms and conditions of the tender offer as described in the Offer to Purchase and related Letter of Transmittal dated Jan. 13, 2014, remain unchanged, except as amended by this news release.

The tender offer is scheduled to expire at 12:01 a.m. Eastern Standard Time on Feb. 11, 2014 (11:01 p.m. Central Standard Time on Feb. 10, 2014), unless extended or terminated.

The following table includes additional information regarding the early tender results:

	4.25 percent notes due 2022	6.0 percent notes due 2035
CUSIP Number	682680 AQ6	682680 AN3
Acceptance Priority Level	1	2
Aggregate Principal Amount Outstanding	$700 million	$400 million
Principal Amount Tendered	$436.8 million	$113.6 million
Percentage of Outstanding Amount Tendered	62.39	28.40
Reference Security	2.75 percent U.S. Treasury notes due Nov. 15, 2023	3.625 percent U.S. Treasury notes due Aug. 15, 2043
Bloomberg Reference Page	FIT1	FIT1
Fixed Spread	175 bps	223 bps
Total Consideration	$983.07	$1,011.47

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ONEOK Announces Early Cash Tender Offer Results

January 28, 2014

ONEOK will accept for purchase notes that have been tendered in accordance with the acceptance priority levels, as described in the table above. The 4.25 percent notes due 2022, validly tendered and not validly withdrawn in the tender offer, will be accepted before any 6.0 percent notes due 2035 are accepted in the tender offer. Any notes accepted for purchase in accordance with the terms and conditions of the tender offer will be subject to proration so that ONEOK only will accept for purchase notes up to a maximum payment amount of $150 million, excluding accrued and unpaid interest.

The total consideration payable for each $1,000 principal amount of notes was determined in the manner described in the Offer to Purchase by reference to the fixed spread over the yield, based on the bid-side price of the applicable reference U.S. Treasury Security described in the table above and calculated by the lead dealer managers for the tender offer, as of 2 p.m. Eastern Standard Time (1 p.m. Central Standard Time) on Jan. 27, 2014. The pricing information for the tender offers is summarized in the table above.

Note holders who validly tendered and did not validly withdraw their notes before 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, will receive the applicable total consideration, which includes an early tender payment of $30 for each $1,000 principal amount of notes tendered and accepted for purchase.

Note holders who validly tender their notes after 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, but before the tender offer expires, will be eligible to receive only the applicable tender consideration, which is equal to the applicable total consideration minus the early tender payment. Holders whose notes are accepted for purchase by ONEOK in the tender offer will receive accrued and unpaid interest on their purchased notes from the applicable last interest payment date to, but not including, the payment date. Subject to the terms and conditions of the tender offer, the payment date will follow promptly after the tender offer expires and currently is expected to be on Feb. 11, 2014.

ONEOK has retained Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC to serve as the lead dealer managers for the tender offer. ONEOK has retained Deutsche Bank Securities Inc., Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc. to serve as the co-dealer managers for the tender offer.

Questions regarding the tender offer may be directed to:

Morgan Stanley & Co. LLC

Phone: (800) 624-1808 (toll-free) or (212) 761-1057 (collect)

J.P. Morgan Securities LLC

Phone: (866) 834-4666 (toll free) or (212) 834-4811 (collect)

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ONEOK Announces Early Cash Tender Offer Results

January 28, 2014

Requests for documentation may be directed to the tender agent for the offer:

D.F. King & Co., Inc.

Phone: (212) 269-5550

Email: ONEOK@dfking.com

This news release is not a recommendation by ONEOK, the dealer managers or the tender agent that note holders should tender, or refrain from tendering, all or any portion of the principal amount of their notes pursuant to the tender offer. Holders must make their own decision as to whether to tender their notes.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other security. The tender offer is being made only by the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This news release is not an offering of any securities nor is it a solicitation of an offer to buy any securities.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and as of Dec. 31, 2013, own 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including net income, cash flow and projected levels of dividends), liquidity, the expected results and benefits of the separation (including the expected completion of the transaction), the anticipated management teams and boards of directors of ONEOK and ONE Gas, our expectations regarding employees and benefits following the separation, our anticipated financing and capital structure, the tax-free nature of the separation, management’s plans and objectives for our growth projects and other future operations our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

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